Changes to FHLBank Topeka’s Asset-Based Stock Purchase Requirement

Dear Member:

Later today your institution will receive notification of changes to FHLBank Topeka’s capital plan requirements that will result in your capital investment and patronage dividend being more proportionate with your outstanding advances and Mortgage Partnership Finance® (MPF®) Program activity.

As permitted by our capital plan, we have reduced the Class A membership stock requirement to half of its previous level. The membership requirement decreased from 0.20% to 0.10% of total assets and the maximum Class A requirement decreased from $1 million to $500,000. This change will result in the following:

To the extent that Class A stock supported advances and MPF but is now no longer required because of the reduction in the membership requirement, sufficient Class A stock will be converted into Class B activity stock. Because FHLBank pays a higher yield on the Class B stock, the yield on your investment in FHLBank will improve.

In the future, we plan on repurchasing a significant portion of excess Class A stock to help offset our buildup in capital, which has resulted from a declining balance sheet and strong earnings. This action will increase the return on equity being generated and will enhance our ability to pay higher dividends going forward. We’ll send out a separate notification on these excess stock repurchases in the near future.

We view these actions as positive steps for you, our members. They are made possible because of FHLBank’s solid financial performance combined with a relatively low overall risk profile.

The official notification that will be sent later today provides more detailed information on the timing and impact of these capital plan changes on your stock ownership in FHLBank Topeka. Because we are reducing the membership requirement, nothing further is required from your institution. If you have any questions after receiving the notification, please feel free to contact the Lending desk at 800.809.2733.

Sincerely,
Andrew J. Jetter
President and CEO

“Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Forward-Looking Statements
The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “plan” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.